EXHIBIT 10.1
AMENDMENT TO LEASE
     This Amendment to Lease (the “Amendment”) is made by and between Sealy Woodlands, L.P., a Delaware limited partnership, hereinafter referred to as “Lessor”, and Zonagen, Inc., hereinafter referred to as “Lessee”.
WITNESSETH
A.	Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions, and covenants in that certain written lease agreement dated May 11, 2004 (the “Original Lease”) between Lessor and Lessee for the leasing of the following described property:
Approximately 4,800 rentable square feet of office/warehouse space (the “Leased Premises”) located at 2408 Timberloch Place, Suite B1, The Woodlands, Texas 77380.
B.	Lessee warrants that Lessee has accepted and is now in possession of the Leased Premises and Lessor and Lessee warrant that the Lease is valid and presently in full force and effect. Except for the work which Lessor was required to perform pursuant to Exhibit “C” attached to the Original Lease, Lessee accepted the Leased Premises in its “as is” condition as of the date of the Original Lease.
C.	All capitalized, defined terms used in the Original Lease shall have in this Amendment the meanings ascribed to them in the Original Lease, unless specifically otherwise indicated in this Amendment.
D.	The parties intend for the Original Lease together with any amendments to be read together as one unified document (the “Lease”).
The Lease is hereby amended as follows:
1.	Leased Premises.
Pursuant to Article 1 of the Lease, the Leased Premises shall be amended as follows:
Beginning April 1, 2006, the Leased Premises shall be redesignated, and the Leased Premises now set out in the Lease (2408 Timberloch Place, Suite B1-2, The Woodlands, Texas 77380, containing 4,800 rentable square feet — the “Former Leased Premises”), will be changed and designated as 2408 Timberloch Place, Suite B-6, The Woodlands, Texas 77380, containing 7,117 rentable square feet (the “New Leased Premises”), as shown on the attached Exhibit A.
Lessee agrees to vacate the Former Leased Premises in a “broom clean” condition, normal wear and tear expected, subject to all terms and conditions of the Lease, by midnight March 31, 2006.

2.	Term.
Pursuant to Article 2 of the Lease, the Term will continue through to its existing expiration date of June 30, 2010.
3.	Base Monthly Rent.
Pursuant to Article 4 and Exhibit C of the Lease, the Base Monthly Rent is hereby amended as follows:
Beginning April 1, 2006 through April 30, 2006, the Base Monthly Rent shall be $4,744.67 per month.
Beginning May 1, 2006 through April 30, 2008, the Base Monthly Rent shall be $4,892.94 per month.
Beginning May 1, 2008 through June 30, 2010, the Base Monthly Rent shall be $5,041.21 per month.
4.	Operating Expenses.
Pursuant to Articles 7, 8, and 10 of the Lease, Lessee shall pay its Proportionate Share of Operating Expenses in excess of such expenses for the Base Year 2004.
5.	Acceptance of Premises, Condition, and Suitability.
Lessee will accept the New Leased Premises in its “as-is” condition.
6.	Early Access.
Lessor will permit Lessee early access to the New Leased Premises, free of Base Monthly Rent and Operating Expense charges, upon the full execution of this Amendment and Lessor’s receipt of Lessee’s certificate of liability insurance naming Lessor as additional insured.
7.	Hazardous Substances.
Lessee shall have no responsibility or liability relating to or arising from the existence of Hazardous Substances located in or on the New Leased Premises which existed prior to, or as of, the date Lessee first occupies the New Leased Premises. Lessor agrees to indemnify and hold Lessee harmless from and against all reasonable costs incurred by Lessee in connection with the remediation or removal of Hazardous Substances from the New Leased Premises which are at levels or in conditions that are in violation of applicable environmental laws and for which Lessee is not responsible pursuant to the Lease, provided that Lessee has first given Lessor written notice thereof and a reasonable opportunity to perform such remediation or removal work.

8.	Except as herein expressly specified, all terms and conditions of the Lease shall remain in full force and effect.

WITNESSES:	LESSEE:
ZONAGEN, INC.

/s/ Tara Stewart	By:	/s/ Joseph S. Podolski

Printed Name: Joseph S. Podolski

	Its:	President and CEO

	Date:	March 9, 2006

LESSOR:
SEALY WOODLANDS, L.P.,
a Delaware limited partnership

	By:	Sealy Woodlands General Partner, L.P.,
its general partner

By: Sealy G.P. Woodlands, L.P.,
its general partner

By: Sealy Woodlands Investors, L.L.C.,
its general partner

	By:	/s/ Scott P. Sealy
Scott P. Sealy, Manager

	Date:	3/17/06

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